UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Boulevard Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	46-4007249
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Common Stock and one-half of one Warrant	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, exercisable for one share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-193320

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Boulevard Acquisition Corp. (the “Registrant”).  The description of the units, common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein.  In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit No.	Description

3.2

Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on February 3, 2014).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on January 13, 2014).

4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on January 13, 2014).

4.2

Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on January 13, 2014).

4.3

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on January 13, 2014).

4.4

Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on February 12, 2014).

10.3

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on February

12, 2014).

10.4

Form of Registration Rights Agreement by and among the Registrant, Boulevard Acquisition Sponsor, LLC, and the individuals party thereto (incorporated by reference to Exhibit 10.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on February 12, 2014).

10.8

Form of Escrow Agreement by and among the Registrant, Boulevard Acquisition Sponsor, LLC, Continental Stock Transfer & Trust Company and the individuals party thereto (incorporated by reference to Exhibit 10.8 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193320), filed with the Securities and Exchange Commission on February 12, 2014).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 12, 2014

BOULEVARD ACQUISITION CORP.

	By:	/s/ Stephen S. Trevor
	Name:	Stephen S. Trevor
	Title:	President and Chief Executive Officer